CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement") is entered into as of May 1, 2000, by and between XCL Ltd., a Delaware corporation and its subsidiaries or affiliates (the "Company"), and David A. Melman & Associates, LLC, a Texas limited liability company ("Consultant").

                           WITNESSETH:

WHEREAS, the Company desires to acquire or merge with other businesses, enter into investment banking relationships and enhance shareholder value through the sale or restructuring of its business, recapitalizations, reorganizations and placement of common stock, preferred stock, and/or debt instruments (the "Company Objectives");

WHEREAS, the Company recognizes that the Consultant can contribute to finding, analyzing, structuring, negotiating and financing business sales and/or acquisitions, joint ventures, alliances and other desirable projects, which contribution is of great value to the Company and its shareholders;

WHEREAS, the Company believes it to be important to the Company Objectives and to the Company's general interest to retain Consultant as a consultant to the Company and have Consultant available to the Company for consulting services in the manner and subject to the terms, covenants, and conditions set forth herein;

WHEREAS, in order to accomplish the foregoing, the Company and Consultant desire to enter into this Agreement, effective as of May 1, 2000 ("Effective Date"), to provide certain assurances as set forth herein.

NOW, THEREFORE, in view of the foregoing and in consideration of the premises and mutual representations, warranties, covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Retention. The Company hereby retains the Consultant during the Consulting Period (as defined in Section 2 below), and Consultant hereby agrees to be so retained by the Company, all subject to the terms and provisions of this Agreement.

2. Consulting Period. The Consulting Period shall commence on the Effective Date and terminate no earlier than forty-eight months after the Effective Date. After such date, either party may terminate this agreement upon at least 90 days written notice.

3.     Duties of Consultant; Independent Contractor.

Duties. During the Consulting Period, the Consultant shall use its reasonable and best efforts to perform those actions and responsibilities necessary to (i) resolve matters involving XCL China Ltd., (ii) dispose of non-core assets, (iii) identify, analyze, structure and/or negotiate business sales and/or acquisitions, including without limitation, merger agreements, stock purchase agreements, and any agreements relating to financing and/or the placement of debt or equity securities of the Company, (iv) assist the Company in its corporate strategies, and (v) assist the Company in the implementation of its business plan, in each case as requested by the Company (the "Services"). The Company shall provide all necessary financing required in order to purchase businesses approved by the Company, including cash or freely tradable or restricted securities. Consultant shall render such Services diligently and to the best of its ability.

Independent Contractor. The parties hereto hereby agree that in performing the Services the Consultant shall be acting as an independent contractor and shall be solely responsible for the manner in which, and by whom the Services shall be performed. In that connection, Consultant shall be solely responsible for the payment of all its ordinary and necessary business expenses (other than those reimbursable expenses set forth in Section 5(a)
(ii) herein). Neither party hereto shall make any representations, warranties or other agreements on behalf of the other party hereto nor shall either party hereto be entitled to bind the other party hereto nor shall any agency, fiduciary, partnership or join venture relationship be created by virtue of this Agreement.


4. Other Activities of Consultant. The Company recognizes that Consultant shall perform only those services that are reasonably required to accomplish the goals and objectives set forth herein, and that Consultant shall provide services to other businesses and entities other than the Company. Consultant shall be free to directly or indirectly own, manage, operate, join, purchase, organize or take preparatory steps for the organization of, build, control, finance, acquire, lease or invest or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, manager, agent, representative, associate, consultant, investor, advisor or otherwise with (collectively, be "Affiliated" with), any business or enterprise, or permit its name or any part thereof to be used in connection with any business or enterprise, engaged in any business, including but not limited to, any business that is substantially similar to or otherwise competitive with the Company. Consultant may be Affiliated with any entity which may provide services to or engage in a transaction with the Company and Consultant may share in any compensation or interest which such other entity may earn, receive or retain in connection with the provision of such services or such transaction. Provided the Consultant discloses such relationship to the Company prior to engaging in any such transaction, the Company hereby waives any conflict of interest that may arise from a relationship between Consultant and any entity which Consultant is Affiliated with. This Agreement may not be assigned by Consultant except to an entity Affiliated with Consultant.

5. Compensation. In consideration for Consultant entering into this Agreement, the Company shall compensate Consultant as follows:

Warrant. The Company shall issue to Consultant a three year warrant ("Warrant") to purchase that number of shares ("Warrant Shares") equal to five percent (5%) of the number of shares of Common Stock (as hereinafter defined) issued and outstanding on the Effective Date at an exercise price equal to the Bid Price (as hereinafter defined) for the Common Stock on the Effective Date, subject to adjustment for customary anti-dilution events. The Warrant shall contain "cashless" exercise provisions and the Warrant Shares shall be entitled to piggy-back registration rights.

Monthly Fees and Benefits:

i. Retainer. The Company shall pay to Consultant a non-refundable, non-accountable monthly retainer of $15,000.

ii. Expenses. The Company shall pay all expenses incurred with respect to the Consultant's travel (including business class travel for international flights), meals and entertainment and other customary and reasonable expenses incurred on the Company's behalf during the Consulting Period by the Consultant for business purposes related to or in furtherance of the goals and objectives of the Company and/or the provision of the Services (collectively, "Company Purposes"). The Company shall pay such expenses upon submission by the Consultant of monthly expense reorts attaching thereto bills, receipts and/or vouchers, by direct reimbursement to the Consultant.

Fees for Acquisition Opportunities. The Company shall pay to the Consultant a fee to be agreed between Company and Consultant, on a case by case basis, but in any event not less than five percent (5%) of the total aggregate consideration paid for any acquisition by the Company of any business, corporation or division (a "Target"), including, but not limited to, acquisitions by stock purchase agreement, merger agreement, plan of reorganization or asset purchase agreement, which fee shall be due upon closing of the transaction. For purposes hereof, the total aggregate consideration paid shall include all cash and stock paid to the seller or sellers of a Target upon closing of the transaction in addition to any contingent payments to the seller or sellers, including without limitation, earnouts, as if all performance targets are met, as well as any debts or liabilities assumed by the Company, including without limitation any debts for which the Company issues a guarantee. In addition, Consultant shall also be entitled to a financing fee equal to two and one half percent (2.5%) of any (A) placement or conversion of
(B) debt or equity securities of the Company, including without limitation, promissory notes, debentures, convertible debt, Common Stock or preferred stock, or any other securities owned by the Company, including without limitation securities of other corporations. Notwithstanding the foregoing, no fees shall be payable to Consultant unless either (i) Consultant introduces to the Company a party involved in any of the above described transactions (i.e. a purchaser, seller, lender or investor), or
(ii) Consultant, at the request of the Company, provides advisory or other consulting services in connection with the transaction, and such transaction is consummated.

Third Party Commissions. Consultant and/or its Affiliates shall be entitled to share in any fees or commissions payable by third parties on any transaction contemplated herein, including, but not limited to, any fees payable to Consultant by a third party lender, financing partner, or other party, or a seller of a corporation or business, including, without limitation, investment banking fees or commissions, business brokerage fees or commissions, finders fees, or any other fee payable by a third party to Consultant for any reason including the identification of the Company as a potential purchaser or seller of such corporation or business (a "Transaction Commission"). Provided the Consultant discloses the same prior to the completion of any such transaction, the Company hereby waives any conflict of interest that may arise due to any transaction wherein Consultant receives such a Transaction Commission, including, but not limited to, any conflict of interest which may arise as a result of the dual representation by Consultant of the seller or purchaser of a corporation or business on the one hand, and the Company on the other.

e     Fees Paid in Common Stock.  The Company, at its option, may pay fees due under paragraph (b) of this Section 5 by issuance of Restricted Common Stock or freely tradeable, registered Common Stock. Restricted Common Stock shall be issued at a rate equal to sixty percent (60%) of the Bid Price on the day prior to the closing date of a transaction which entitles the Consultant to receive such fees. Freely tradeable, registered Common Stock, pursuant to an effective and current registration statement, shall be issued at the rate equal to eighty percent (80%) of the Bid Price on the day prior to the closing date of a transaction which entitles the Consultant to receive such fees. As used herein, "Restricted Common Stock" shall mean Common Stock of the Company issued without registration under the Securities Act of 1933, as amended, or which is otherwise subject to lock-ups or other restrictions on disposition, "Common Stock" shall mean currently authorized shares of common stock, par value $.01 per share, of the Company or other security issued and outstanding at any time or from time to time with equivalent dividend and voting rights, and "Bid Price" shall mean the average of the high and low bid prices for the Company's Common Stock in the principal market for the Company's Common Stock on the determination date. All fees payable hereunder shall be paid within seven business days following the date upon which Consultant submits a written statement setting forth the amounts due and payable to Consultant.

6. Termination. Subject to the cure provisions contained herein, the Company may terminate the Consulting Period upon written notice for Cause at any time. Cause shall mean that during the Consulting Period, the Consultant engaged in gross and willful misconduct that is materially and significantly injurious to the Company, and, after written notice of such conduct, Consultant has failed to cease such conduct within not less than 30 days. Any termination pursuant to this section shall be communicated by written Notice of Intended Termination. For purposes of this Agreement, a "Notice of Intended Termination" shall mean a notice which shall clearly state the specific termination provision in this Agreement relied upon and shall set forth in reasonable and specific detail the facts and circumstances claimed to provide a basis for termination of the Consulting Period. No Notice of Intended Termination shall be valid unless it is signed by a the entire board of directors of the Company (the "Board").

a. Not less than 15 days after receipt of the Notice of Intended Termination, Consultant shall have the opportunity to a full, complete and fair hearing in the presence of the entire Board. Not less than 10 days prior to the hearing, the Board shall present to Consultant its reasons for the termination, including the specific actions, inactions, omissions or other facts relied upon by the Board in making its determination that Consultant has engaged in gross and willful misconduct and that the Company has the right to terminate this Agreement for Cause. Consultant shall have the right to rebut any evidence or allegations of wrongdoing at the hearing and shall have the right to be represented by counsel of Consultant's choice at such hearing. After such hearing, should the Board determine that this Agreement may properly be terminated for Cause, it shall issue a written Final Notice of Termination to Consultant, signed by all members of the Board, setting forth in detail the specific facts, conclusions and findings of the Board in determining that Cause exists for the termination of this Agreement. The Final Notice of Termination shall contain an effective termination date, which effective termination date shall be no less than thirty (30) days from the date of the Final Notice of Termination.

b. In the event the Company terminates this Agreement without Cause as defined herein, and/or does not fully comply with the termination and hearing procedures specified in paragraph 7(a) herein, then the Company shall pay to Consultant, as liquidated damages, the total value of all fees and other compensation paid or payable to Consultant over the twelve months prior to the date of the Notice of Intended Termination.

7. Notice. Any notice required, permitted or desired to be given pursuant to any of the provisions of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered in person or sent by certified mail, return receipt requested, postage and fees prepaid, or by national overnight delivery prepaid service to the parties at their addresses set forth below. Any party hereto may at any time and from time to time hereafter change the address to which notice shall be sent hereunder by notice to the other party given under this paragraph. The date of the giving of any notice sent by mail shall be the day two days after the posting of the mail, except that notice of an address change shall be deemed given when received. The addresses of the parties are as follows:

TO CONSULTANT:

DAVID A. MELMAN & ASSOCIATES, LLC
6671 Southwest Freeway, Suite 303
Houston, TX 77074-2284
Attn: David A. Melman
Telephone: (713) 981-9595
Facsimile: (713) 981-8670

TO THE COMPANY:

XCL LTD.
Petroleum Tower
Suite 400
3639 Ambassador Caffery Parkway
Lafayette, LA 70503
Telephone: (318) 989-0449
Facsimile: (318) 989-8153
Attention: Chief Executive Officer


8. Waiver. No course of dealing nor any delay on the part of either party in exercising any rights hereunder will operate as a waiver of any rights of such party. No waiver of any default or breach of this Agreement or application of any term, covenant or provision hereof shall be deemed a continuing waiver or a waiver of any other breach or default or the waiver of any other application of any term, covenant or provision.

9. Definition of "Reasonable and Best Efforts." Reasonable and best efforts shall not include the payment of any non-reimbursable out-of-pocket costs or other payments by Consultant. Consultant shall not guarantee, make any representation concerning (which representation would survive the closing of any escrow or other transaction) or warrant (i) the condition, performance, value, or profitability of any business purchased, sold by, or otherwise considered for purchase by the Company;
(ii) the validity or authorization of any capital stock purchased, sold by, or otherwise considered for purchase by the Company; (iii) the market value of any capital stock, business or assets purchased, sold by, or otherwise considered for purchase by the Company; (iv) the ability to finance, refinance or otherwise mortgage or encumber any business or corporation purchased, sold by, or otherwise considered for purchase by the Company; or (v) that Consultant will find or present any business or corporation which the Company will consider, approve or ultimately purchase or be able to purchase; or (vi) the covenants, representations or warranties of any party to any stock purchase, asset purchase, merger or other agreement entered into by the Company with any third party.

10. Successors; Binding Agreements. Prior to the effectiveness of any succession (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, the Company will require the successor to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had occurred. As used in this Agreement, "Company" shall mean the Company as defined above and any successor to its business and/or assets which executes and delivers the Agreement provided for in this Section 10 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law or otherwise.

11. Survival of Terms. Notwithstanding the termination of this Agreement for whatever reason, the provisions hereof shall survive such termination, unless the context requires otherwise.

12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Any signature by facsimile shall be valid and binding as if an original signature were delivered.

13. Captions. The caption headings in this Agreement are for convenience of reference only and are not intended and shall not be construed as having any substantive effect.

14. Governing Law. This Agreement shall be governed, interpreted and construed in accordance with the laws of the state of Texas applicable to agreements entered into and to be performed entirely therein. Any suit, action or proceeding with respect to this Agreement shall be brought exclusively in the state courts of the state of Texas or in the federal courts of the United States which are located in Houston, Texas. The parties hereto hereby agree to submit to the jurisdiction and venue of such courts for the purposes hereof. Each party agrees that, to the extent permitted by law, the losing party in a suit, action or proceeding in connection herewith shall pay the prevailing party its reasonable attorneys' fees incurred in connection therewith.

15. Entire Agreement/Modifications. This Agreement constitutes the entire agreement between the parties and supersedes all prior understandings and agreements, whether oral or written, regarding Consultant's retention by the Company; provided, however, that all fees previously earned and/or paid to Consultant under prior agreements shall be deemed earned, and shall be in addition to any fees payable hereunder. This Agreement shall not be altered or modified except in writing, duly executed by the parties hereto.

16. Warranty. The Company and Consultant each hereby warrant and agree that each is free to enter into this Agreement, that the parties signing below are duly authorized and directed to execute this agreement, and that this Agreement is a valid, binding and enforceable against the parties hereto.

17. Severability. If any term, covenant or provision, or any part thereof, is found by any court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the same shall not affect the remainder of such term, covenant or provision, any other terms, covenants or provisions or any subsequent application of such term, covenant or provision which shall be given the maximum effect possible without regard to the invalid, illegal or unenforceable term, covenant or provision, or portion thereof. In lieu of any such invalid, illegal or unenforceable provision, the parties hereto intend that there shall be added as part of this Agreement a term, covenant or provision as similar in terms to such invalid, illegal or unenforceable term, covenant of provision, or part thereof, as may be possible and be valid, legal and enforceable.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.


XCL LTD.


By:_________________________
    Danny Dobbs
    President


DAVID A. MELMAN & ASSOCIATES, LLC


By:________________________
     David A. Melman


APPROVED AND ACCEPTED
AS OF THE DATE FIRST ABOVE
WRITTEN

______________________________
Frank Reinhardt, Jr.


______________________________
Arthur Hummel, Jr.


______________________________
R. T. Fetters, Jr.